SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 6, 2013 (November 12, 2013)

ELEPHANT TALK COMMUNICATIONS CORP.

(Exact name of registrant as specified in Charter)

Delaware	000-30061	95-4557538
(State of other Jurisdiction of	(Commission file no.)	(IRS employer identification no.)
incorporation)

3600 NW 138th St. Ste 102

Oklahoma City, OK 73134

(Address of principal executive offices)

(405) 301 - 6774

(Issuer's telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On November 6, 2013, Elephant Talk Communications Corp. (the “Company”), concluded, in consultation with the Audit Committee of the Company’s Board of Directors (the “Audit Committee”) and the Company’s independent registered public accounting firm, BDO USA, LLP (“BDO”), that the consolidated financial statements included in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2013 (the “Original 10-Q”) should no longer be relied upon as a result of an error in the presentation of the dollar value of Warrant liabilities, Common stock and Accumulated deficit and Changes in fair value of warrant liabilities included in the Company’s unaudited Condensed Consolidated Balance Sheet ended June 30, 2013 (the “Balance Sheet”) and the Consolidated Statement of Comprehensive Loss (the “Statement of Comprehensive Loss”) and Consolidated Statements of Cash Flows (the “Statements of Cash Flows”) for the three and six months periods ended June 30, 2013. Accordingly, the Company will restate the Balance Sheet, Statement of Comprehensive Loss and Statements of Cash Flows. In addition, any previously issued press release or other publicly issued statement by the Company containing financial information for such period should not be relied on.

As previously disclosed by the Company, during the second quarter ended June 30, 2013, the Company issued 8,024,821 warrants (the “Warrants”) in connection with the Company’s registered direct offering of Common Stock in which it raised $13,525,000 gross of fees, commissions and discounts (the “Offering”). In the Original 10-Q, the Company utilized a Black-Scholes valuation model for its quantitative valuation of the Warrants. Subsequent to the filing of the Original 10-Q, the Company concluded that it should obtain an independent valuation of the Warrants based on a Monte Carlo Simulation model prior to the release of the Company’s third quarter results. After review of the results of the valuation report, in consultation with BDO and the Audit Committee, the Company has determined that it is more appropriate to use a Monte-Carlo Simulation model in its quantitative evaluation of the Warrants rather than a Black-Scholes valuation model that was used in the valuation included on the Balance Sheet, Statement of Comprehensive Loss and Statements on Cash Flows regarding the Company’s operating activities since it accommodates variable data inputs for complex instruments.

The restatement has no impact on the Company’s previously reported cash and cash equivalents and revenue, and the net cash used in, or provided from, investing and financing activities reported in the Statements of Cash Flows. The restatement also has no impact on any periods reported prior to the fiscal quarter ended June 30, 2013.

The table below reflects the impact of the restatement on the Condensed Consolidated Balance Sheet, Statement of Comprehensive Loss and Statements of Cash Flows for the affected period (unaudited):

CONDENSED CONSOLIDATED BALANCE SHEETS
	As previously reported	Adjustment	As restated
LONG TERM LIABILITIES
- Warrant liabilities	$ 2,428,919	$ 2,862,432	$ 5,291,351
STOCKHOLDERS' EQUITY
- Common stock	$ 238,813,861	$ (2,435,982)	$ 236,377,879
- Accumulated deficit	$ (215,664,341)	$ (426,450)	$ (216,090,791)

CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS
Three months ended June 30, 2013	As previously reported	Adjustment	As restated
- Changes in fair value of warrant liabilities	$ 772,466	$ (426,450)	$ 346,016
- Net loss	$ (7,266,111)	$ (426,450)	$ (7,692,561)
- Net loss per common share and equivalents - basic and diluted	$ (0.06)	$ (0.01)	$ (0.07)

CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS
Six months ended June 30, 2013	As previously reported	Adjustment	As restated
- Changes in fair value of warrant liabilities	$ 772,466	$ (426,450)	$ 346,016
- Net loss	$ (12,404,033)	$ (426,450)	$ (12,830,483)
- Net loss per common share and equivalents - basic and diluted	$ (0.11)	$ (0.01)	$ (0.12)

CONSOLIDATED STATEMENTS OF CASH FLOWS
Cash Flows From Operating Activities	As previously reported	Adjustment	As restated
- Net loss	$ (12,404,033)	$ (426,450)	$ (12,830,483)
Adjustments to reconcile net loss to net cash used in operating activities
- Change in fair value of derivative instruments	$ 2,067,270	$ 426,450	$ 2,493,720

The effect of the restatement is an increase in our warrant liabilities to an amount of approximately $5.3 million compared to approximately $2.4 million and a decrease in our stockholders’ equity to an amount of approximately $19.0 million compared to approximately $21.9 million and the change in the fair value increased the net loss to $7.7 million from $7.3 million for the three months ended June 30, 2013 and from $12.4 million to $12.8 million for the six months ended June 30, 2013. Management has considered the effect of the restatements on our prior conclusions as to the effectiveness of our disclosure controls and procedures and internal control over financial reporting. Management has concluded that a material weakness in internal controls over financial reporting existed as of June 30, 2013 and that our disclosure controls and procedures and internal control over financial reporting for such periods were therefore not effective. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. In response to the material weakness identified related to the Company’s financial reporting, the Company has instituted new internal controls, including hiring additional qualified personnel in its Control and Finance department to remediate the weakness.

The Company intends to file an amendment to its Original 10-Q, reflecting the restatement as soon as possible and before or at the time of the filing of the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2013.

Forward-Looking Statements

Certain statements contained in this report contain forward-looking statements under the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the Company’s plans, objectives, expectations and intentions with respect to future matters including the anticipated financial position of the Company and other statements that are not historical in nature, particularly those that utilize terminology such as “anticipates,” “will,” “expects,” “plans,” “potential,” “future,” “believes,” “intends,” “continue,” other words of similar meaning, derivations of such words and the use of future dates. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Uncertainties and risks may cause the Company’s actual results to be materially different than those expressed in or implied by such forward-looking statements. More detailed information on these and additional factors that could affect the Company’s actual results are described in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 12, 2013	ELEPHANT TALK COMMUNICATIONS CORP.

	By:	/s/ Alex Vermeulen
Alex Vermeulen
General Counsel